UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2012

SWK HOLDINGS CORPORATION
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

5314 N. River Run Drive, Suite 350, Provo, UT	84604
(Address of Principal Executive Offices)	(Zip Code)

(801) 805-1300
(Registrant’s Telephone Number, Including Area Code)
 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2012, SWK Holdings Corporation (“SWK” or the “Company”) announced the appointments of J. Brett Pope as Chief Executive Officer and Winston L. Black III as Managing Director, and the planned departures of John F. Nemelka as Interim Chief Executive Officer and Paul V. Burgon as Interim Chief Financial Officer. Mr. Pope will be joining the Company’s Board of Directors effective June 30, 2012.  A related press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

On May 15, 2012, the Company announced that it has launched a specialty finance and asset management business. SWK’s strategy is to provide capital to a broad range of life science companies, institutions and inventors.  SWK will initially focus on monetizing cash flow streams derived from commercial-stage products and related intellectual property through royalty purchases and financings, as well as through the creation of synthetic revenue interests in commercialized products.  SWK intends to fill a niche that the Company believes is underserved in the sub-$50 million transaction size.  Further information is contained in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated May 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/S/ Paul V. Burgon
Paul V. Burgon
Interim Chief Financial Officer

Date: May 15, 2012